UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 22, 2025

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, at the 2025 Annual Meeting of Stockholders of Quanta Services, Inc. (the “Company” or “Quanta”), Quanta’s stockholders approved Amendment No. 2 (the “Amendment”) to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan, as amended (the “Omnibus Plan”), which increased the number of shares of Quanta Common Stock that may be issued thereunder by 4,190,000 shares. The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment and the Omnibus Plan, copies of which are included as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Additionally, Derrick Jensen has resigned from his role as Executive Vice President – Business Administration of Quanta, effective as of June 1, 2025. Mr. Jensen will remain an employee of the Company and will serve in an advisory role pursuant to a transition arrangement, and his resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with his new role, Mr. Jensen will receive an annual base salary of $200,000 and remain eligible to participate in certain Company employee benefit plans.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On May 22, 2025, Quanta held its 2025 Annual Meeting of Stockholders.

(b) The final voting results for the items that were presented for stockholder approval, recommendation or ratification at the annual meeting are set forth below. These items related to each proposal described in detail in Quanta’s definitive proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the U.S. Securities and Exchange Commission on April 11, 2025 (the “2025 Proxy Statement”). All results presented below reflect the voting power of the Company’s common stock.

Election of Directors (Item 1)

The following ten director nominees were elected as directors of the Company to serve one-year terms expiring at the 2026 Annual Meeting of Stockholders. The vote totals for each director, rounded to the nearest whole share, are set forth in the table below:

Nominee:	Number of Votes Cast For	Number of Votes Cast Against	Withhold / Abstentions	Broker Non-Votes
Earl C. Austin, Jr.	117,070,369	293,900	62,851	10,282,625
Warner L. Baxter	116,032,938	1,101,990	292,192	10,282,625
Doyle N. Beneby	113,952,815	3,404,844	69,461	10,282,625
Bernard Fried	112,228,546	4,612,548	586,026	10,282,625
Worthing F. Jackman	111,307,827	6,048,300	70,993	10,282,625
Holli C. Ladhani	117,274,900	85,391	66,829	10,282,625
Jo-ann M. dePass Oslovsky	117,046,773	312,284	68,063	10,282,625
R. Scott Rowe	114,617,881	2,517,349	291,890	10,282,625
Raúl J. Valentín	115,886,286	1,189,051	351,783	10,282,625
Martha B. Wyrsch	115,611,202	1,749,509	66,409	10,282,625

Advisory Vote on Executive Compensation (Item 2)

The advisory resolution approving the Company’s executive compensation as set forth in the 2025 Proxy Statement was approved with the vote totals, rounded to the nearest whole share, as set forth in the table below:

Number of Votes Cast For	Number of Votes Cast Against	Withhold / Abstentions	Broker Non-Votes
108,939,966	7,703,334	783,820	10,282,625

Ratification of Appointment of Independent Registered Public Accounting Firm (Item 3)

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025 was ratified with the vote totals, rounded to the nearest whole share, as set forth in the table below:

Number of Votes Cast For	Number of Votes Cast Against	Withhold / Abstentions	Broker Non-Votes
119,775,163	7,886,382	48,201	—

Approval of an Amendment to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (Item 4)

The Amendment was approved with the vote totals, rounded to the nearest whole share, set forth in the table below:

Number of Votes Cast For	Number of Votes Cast Against	Withhold / Abstentions	Broker Non-Votes
113,114,494	4,107,312	205,315	10,282,625

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Form 8-K filed May 24, 2019 and incorporated herein by reference)

10.2	Amendment No. 1 to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Form 8-K filed May 31, 2022 and incorporated herein by reference)

10.3	Amendment No. 2 to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2025	Quanta Services, Inc.

	By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Executive Vice President and General Counsel